Exhibit 6.3

Williamsburg Management Services, Inc.

AMENDMENT TO LEASE AGREEMENT
June 1, 2021

Lease Agreement

Dated : July 9, 2015
For: 1122-E/F Cambridge Square
Landlord: Gregory Enterprises of Georgia, LLC
Tenant: Chattahoochee Physicians Laboratory Services, LLC

This Amendment modifies that certain Lease between Gregory Enterprises of Georgia, LLC, Landlord, and Chattahoochee Physicians Laboratory Services, LLC, Tenant, dated July 9, 2015, and as subsequently amended on July 9, 2018.

For and in consideration of One Dollar ($1.00) the receipt and sufficiency of which are hereby acknowledged by all parties, this lease is hereby amended as follows:

A) Paragraph 2) TERMS
The ending date of this lease agreement is hereby changed from July 31, 2021 July 31, 2022, an extension of one (1) year.

B) Paragraph 3) RENTAL
The monthly rental amount for the extension period shall increase to $1,850.00 per month, beginning with the August 2021 Rental payment, and shall remain in effect for the term of the extension period.

ALL OTHER TERMS & CONDITIONS REMAIN UNCHANGED.

Landlord: [signature] Date: 12 JUN 21
Gregory Enterprises of Georgia, LLC
Elbert Gregory, President

Tenant: [signature] Date: 6/1/2021
Chattahoochee Physicians Laboratory Services, LLC
Ashley Sweat, Owner

Broker: [signature], Pres. Date: 6/7/2021
Williamsburg Management Services, Inc.
Wayne T. Giglia, President

1122ef.amendment

Williamsburg Management Services, Inc.

Lease Agreement

This Lease, made this 9th day of **July, 2015** by and between **Gregory Enterprises of Georgia, LLC** , first party, (hereinafter called "Landlord"); and **Chattahoochee Physicians Laboratory Services, LLC (Georgia Entity #15050082)** second party, (hereinafter called "Tenant").

WITNESETH:

1) PREMISES - The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear the following described property (hereinafter called premises), to wit:

CAMBRIDGE SQUARE OFFICE PARK
ALPHARETTA, GA 30009

and being known as **1122 Cambridge Square, Suite "E/F"** . No easement for light or air is included in the premises.

2) TERMS - To have and to hold the same for a term of **One (1)** year(s) beginning on the **1st** day of **August, 2015**, and ending on the **31st** day of **July, 2016** at midnight, unless sooner terminated as hereinafter provided.

3) RENTAL - Tenant agrees to pay Landlord promptly by the first day of each month during the term of this Lease, a monthly rental of:

One Thousand Two Hundred & No/100 Dollars........($1,200.00).

Payment shall be made to:

WILLIAMSBURG MANAGEMENT SERVICES, INC.
1000 CAMBRIDGE SQUARE, SUITE A
ALPHARETTA, GA 30009

4) LATE PAYMENTS AND RETURNED CHECKS - Time is of the essence of this agreement, and if Landlord elects to accept rent after the fifth (5th) day of the month, a late charge of 10 percent (10%) will be due as additional rent. In the event Tenant's rent check is dishonored by the bank, Tenant agrees to pay Landlord $50.00 as a handling charge, and if appropriate, the late charge. Returned checks must be redeemed by cashier's check, certified check or money order. In the event more than one check is returned, Tenant agrees to pay all future rents and charges in the form of cashier's check, certified check or money order.

5) SECURITY DEPOSIT - Tenant agrees to deposit $1,200.00 with Landlord before taking possession of office space, as security for Tenant's fulfillment of the conditions of this agreement. Deposit will be returned to Tenant within thirty (30) days after Lease termination if:

a) Lease term has expired or agreement has been terminated by both parties; and
b) All monies due Landlord by Tenant have been paid; and
c) Premises is not damaged and is left in its original condition.

Deposit may be applied to any rental payment still outstanding at time of move-out. Tenant also agrees to pay $125.00 for re-keying locks if all keys are not returned, including exterior building door, interior suite door, and mailbox keys. Tenant acknowledges that he has been given a list of any existing damages to office suite; given the right to inspect same, and has approved said list except as previously specified in writing to Landlord.

6) USE/ABANDONMENT OF PREMISES - Premises shall be used for business purposes and no other. Premises shall not be used for any illegal purposes, nor in any manner to vitiate the insurance or increase the rate of insurance on the premises; nor in any manner to create any nuisance or trespass. Tenant agrees there shall be no pets, animals, or livestock kept within the premises during the term of this Lease. Tenant agrees not to abandon or vacate leased premises during the period of this Lease, and agrees to use said premises for purposes herein leased until the expiration hereof.

7) REPAIRS BY LANDLORD - Landlord agrees to keep in good repair the roof, foundations and exterior walls of the premises and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence of the Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of premises, and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

8) REPAIRS BY TENANT - Tenant accepts the leased premises in its present condition and as suited for the uses intended by Tenant. Tenant agrees to return said premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition as when first received, natural wear and tear, damage by storm, fire, lightening, earthquake or other casualty alone excepted. Tenant shall make no repairs, improvements, or alterations to the premises (including entry locks), without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

9) INDEMNITY - Tenant agrees to indemnify and save harmless the Landlord against all claims for damages to persons or property by reason of the use of occupancy of the leased premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court costs.

10) GOVERNMENTAL ORDERS - Tenant agrees, at his own expense to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy. Tenant shall be solely responsible for all costs incurred due to changes required on the premises in accordance with Public Law 101-336. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements, is privileged to terminate this Lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to party giving notice.

11) CONDEMNATION - If the whole of the leased premises, or such portion thereof, as will make premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant or the Landlord shall have any rights in any award made to the other by condemnation authority notwithstanding the termination of the Lease as herein provided. Landlord agrees to pay to agent from the award made to Landlord under condemnation, the balance of lease commission, reduced to then present cash value, as provided in Paragraph 4) hereof, and agent may become a party to the condemnation proceeding for the purpose of enforcing its rights under this paragraph.

12) ASSIGNMENT AND SUBLETTING - Tenant may sublease portions of the leased premises to others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said premises shall be used. Except as provided in preceding sentence, Tenant shall not, without the prior written consent of the Landlord endorsed hereon, assign this Lease or any interest hereunder, or sublet premises or any part thereof, or permit the use of premises by any party other then Tenant. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of the Landlord. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

13) REMOVAL OF FIXTURES - Tenant may, if not in default hereunder prior to the expiration of this lease, or any extension hereof, remove all fixtures and equipment which he has placed in premises, provided Tenant repairs all damages to premises caused by such removal.

14) CANCELLATION OF LEASE BY LANDLORD - It is mutually agreed that in the event Tenant shall default in the payment of rent, including additional rent, herein reserved, when due, and fails to cure said default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this lease other than the provision requiring the payment of rent, and fails to cure such default within fifteen (15) days after the date of receipt of a written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord, or his attorney, or agent herein named. Upon such termination by Landlord, Tenant will at once surrender possession of the premises to Landlord, and Landlord may forthwith reenter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such forces as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. Landlord agrees to provide Tenant with a Lease Amendment Extension, for Tenants signature at least ninety (90) days in advance of the expiration of the Lease Agreement. In the event Tenant fails to comply with the required notice as set forth in Paragraph 30)F) below, then at the sole option of the Landlord this Lease shall automatically renew for one (1) additional year from the date of expiration at the rental rate which was in effect at that time.

15) EXTERIOR SIGNS - Tenant shall place no signs upon the outside walls or roof of the leased premises, except with the written consent of the Landlord. Any and all signs placed on the herein leased premises by Tenant shall be maintained in compliance with rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of such signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.

16) ENTRY FOR CARDING, ETC. - Landlord may card premises "For Rent" or "For Sale" sixty (60) days before the termination of the Lease. Landlord may enter the premises at reasonable hours to exhibit same to prospective purchasers or Tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any.

17) EFFECT OF TERMINATION OF LEASE - No termination of this Lease, prior to the normal ending thereof, by lapse of time or otherwise, shall affect the Landlord's right to collect rent for the period prior to termination thereof.

18) MORTGAGEE'S RIGHTS - Tenant's rights shall be subject to any bonafide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the premises by Landlord.

19) NO ESTATE IN LAND - This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

20) HOLDING OVER - If Tenant remains in possession of premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a "Tenant at will" at a rental rate one and one half (1-1/2) times that in effect at end of Lease; and there shall be no renewal of this Lease by operation of law.

21) ATTORNEY'S FEES AND HOMESTEAD - If any rent owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay reasonable fees of a specifically enumerated percentage of up to 15% of the total principle and interest owed. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord his homestead and exemption.

22) RIGHTS CUMULATIVE - All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

23) SERVICE OF NOTICE - Tenant hereby appoints as his agent to receive service of all dispossessory or distraint proceedings, and notices hereunder, and all notices required under this Lease, the person in charge of leased premises at the time, or occupying said premises, then such service or notice may be made by attaching the same on the main entrance to said premises. A copy of all notices under this Lease shall also be sent to Tenant's last known address, if different from said premises.

24) WAIVER OF RIGHTS - No failure of Landlord to exercise any power given to Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

25) TIME OF ESSENCE - Time is of the essence in this agreement.

26) DEFINITIONS - "Landlord" as used in this Lease shall include first party, his heirs, representatives, assigns and successors in title to premises. "Tenant" shall include second party, his heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also "Tenant assignees or sublessees", as to premises covered by such assignment or sublease. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

27) NON-SMOKING FACILITY - There shall be no smoking of tobacco products within the premises, foyer of the building or at any common entrance to the building. Tenant shall insure that all employees and invitees are aware of and comply with this provision. Smoking shall only be permitted in areas designated by Cambridge Condominium Association.

28) DESTRUCTION OF, OR DAMAGE TO, PREMISES - If premises are totally destroyed by storm, fire, lightening, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If premises are damaged, but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of premises had been destroyed, and Landlord shall restore premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall commence.

29) LIABILITY INSURANCE - Tenant hereby agrees to carry comprehensive general liability insurance in an amount no less then $1,000,000 per occurrence for bodily injury and property damage liability. Said coverage shall name Landlord as an additional insured, and certificate holder. Tenant shall provide to Landlord certificates of insurance evidencing such coverage.

30) SPECIAL STIPULATIONS - Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control:

A) Tenant shall not, at any time, use the leased premises, grounds or parking areas serving the leased premises in any manner, or permit any condition to exist which would constitute a nuisance or otherwise interfere with the safety, comfort, or convenience of the Landlord or any other occupants of the buildings on which the leased property is located, or their employees or customers. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall, within five (5) days thereafter, cease such use, and if such use or condition is not so remedied, then Landlord may treat such failure on the part of Tenant to cease such use or remedy such condition as a material default on the part of Tenant hereunder.

B) Tenant agrees to comply with the terms and conditions set forth in the Georgia Condominium Act (Official Code of Georgia 44-3-70 ET SEQ), the By-Laws and Declarations of Condominium for Cambridge Condominium Association, and any rules or regulations which may apply, in the same manner as may affect the property owner.

C) All Security Deposits are to be held in WILLIAMSBURG MANAGEMENT SERVICES, INC.'s, (hereinafter referred to as WMS) Escrow Account. All parties herein agree that said escrow account is an interest bearing account, which interest will inure solely to the benefit of WMS. Rental payments shall be forwarded to the Landlord, and need not be deposited in a designated escrow account.

D) All parties herein agree t... WILLIAMSBURG MANAGEMENT ...ERVICES, INC. (WMS), a licensed real estate brokerage firm in the State of Georgia, Firm number H=16734, has acted on behalf of the Landlord in this transaction and not as an agent for the Tenant. WMS shall be compensated by Landlord under separate agreement. All parties herein agree Advanced Realty Service, Inc. (ARS) a licensed real estate brokerage firm in the State of Georgia, Firm number 019614, Dan Decraene, Broker, has acted on behalf of the Tenant in this transaction, and not as an agent of the Landlord. ARS shall be paid a Lease Commission by Landlord consisting of a Procurement Fee in the amount of 1/3 of the first month rent ($400.00), due when received from the Tenant and five percent (5%) of the gross monthly rental amount for the remaining term of the Lease (including all extensions or renewals), due when received from the Tenant. In the event Tenant elects to exercise Tenant's option as set forth in Paragraph 30)J)1) below, ARS shall be paid an additional $400.00 by Landlord, due August 10th, 2016. In the event Tenant elects to exercise Tenant's option as set forth in Paragraph 30)J)2) below, ARS shall be paid an additional $400.00 by Landlord, due August 10th, 2017. All parties herein agree WMS and ARS are made parties to this Agreement solely for the purposes of agency disclosure and to secure the commissions due under this agreement. WMS and ARS shall not be required to perform any of the covenants for Tenant or Landlord as may be set forth in this Lease.

E) All interior building maintenance, including repairs to all HVAC and electro-mechanical systems (excluding Tenant's telephone system), are to be paid by the Landlord. Exterior building maintenance to be paid by Cambridge Condominium Association. Tenant shall be responsible for any and all repairs necessitated by abuse or negligence by the Tenant. Janitorial services, the cost of electric and gas services, and expendable items are the Tenant's responsibility within the premises. Landlord agrees to provide on-site management and administration of this Lease Agreement throughout its entire term. Managing agent shall be WILLIAMSBURG MANAGEMENT SERVICES, INC.

F) Tenant agrees to notify Landlord or Landlords agent in writing via US Certified Mail at least sixty (60) calendar days prior to the expiration of this Lease, whether or not Tenant intends to renew this Lease.

G) Tenant agrees not to alter, replace, or re-key any entry locks for the premises or assigned mailbox. In the event Tenant should require re-keying of locks, Tenant agrees to schedule the change with WMS at least 48 hours prior to effective time of key change.

H) Guaranty: In order to induce Landlord to enter into this Lease, Mark F. McGreevey and Mark W. Freeman agree to warrant the full and punctual performance and observance, by Tenant, of all the terms, covenants and conditions in this Lease pursuant to the Guaranty of Lease, Exhibit A attached hereto and made a part hereof by this reference.

I) All parties herein agree, Tenant shall have the right to occupy the premises at any time during the month of July 2015, upon full execution of this Agreement by all parties, and no rent shall accrue or shall be payable for the month of July 2015 only. However, Tenant shall be responsible for full compliance of all other terms of this Agreement, including but not limited to, the insurance requirements set forth in Paragraph 29) above.

J) Tenant shall have, at Tenant's sole option, the right to extend this Lease Agreement as follows:

1. August 1, 2016 - July 31, 2017. Monthly rent shall increase to $1,250.00 per month.
2. August 1, 2017 - July 31, 2018. Monthly rent shall increase to $1,300.00 per month.

All parties herein agree Tenant may exercise these options individually or jointly. In the event Tenant elects to exercise either or both of the options set forth herein, Tenant agrees to comply with the notice requirements as set forth in Paragraph 30)F) above.

K) Tenant is hereby authorized to perform the following modifications within the premises at Tenant's sole expense:

1. Repaint the walls within the premises in color white.
2. Install a 220V electrical outlet.
3. Add a supplemental interior A/C unit in the lab area.
4. Remove the existing carpet in Suite F (large open area, right hand entry door at bottom of stairs), and replace with vinyl of Tenants choice, or as CLIA requires.

All parties herein agree, in the event Tenant does not exercise either of Tenants options to extend this Agreement (see Paragraph 30)J)1) and 30)J)2), and allows this Agreement to expire at the end of the initial term (July 31, 2016), then Tenant agrees to pay as additional rent, fifty percent (50%) of the cost to remove the vinyl and restore the carpet with a similar grade and color as the existing carpet. In the event Tenant elects to exercise either of Tenants options to extend the Lease, and remains in the premises till July 31, 2017, Tenant shall not be responsible for any additional payment to restore carpet in Suite F.

L) All signatures required under this Lease Agreement begin on the following page.

Paragraph 30)L) Continued:

Tenant: ______________________ Date: 7.13.15
Chattahoochee Physicians Laboratory Services, LLC
(Georgia Entity #15050082)
Mark F. McGreevey, Owner

Tenant: ______________________ Date: 7.13.15
Chattahoochee Physicians Laboratory Services, LLC
(Georgia Entity #15050082)
Mark W. Feeman, Owner

Landlord: ______________________ Date: 17 Jul 15
Gregory Enterprises of Georgia, LLC
Elbert L. Gregory, President

Broker: ______________________ Date: ____________
Advanced Realty Service, Inc.
Dan Decraene, Broker

Broker: ______________________, Pres Date: 7-16-15
Williamsburg Management Services, Inc.
Wayne T. Giglia, President

ThermoFisher
SCIENTIFIC

The world leader in serving science

Lease Agreement

LESSEE			
	Full Legal Name Chattahoochee Physicians Laboratory Services LLC		Phone Number
	Billing Address 1122 Cambridge Square, Alpharetta, GA 30009		Purchase Order Requisition Number
	Equipment Location (if not the same as above) 1122 Cambridge Square, Alpharetta, GA 30009	County	**Send Invoice to Attention of:**

EQUIPMENT INFORMATION

Life Technologies Corporation (Vendor ID: J8679/206703-0001):

KingFisher (5400630); IQOQ (A29084); QS12K TAC (4471089); IQOQ (4471981); AV (A34087); TRN00302. S5 (A38194); Chef (4484177); Qubit (A45926); AV (A42904); Veriti (4375786); IQOQ (A29081); Freight.

ZG11SCKF96DW x 3
ZG11SCQSTUDIO12K x 3
ZG03SCVERTI3Y
ZG11SCIONS5 x 3
ZG11SCIONCHEF x 3

Lease Term in Months	End of Lease Option	Payment Frequency
48	$1.00 Buyout	Monthly

NUMBER AND AMOUNT OF LEASE PAYMENTS

Number of Lease Payments	Lease Payment Amount	Applicable Sales Tax	Total
48	$9,506.46	Included	$9,506.46

Amount Due at Lease Signing

First Payment Period	(PLUS)	Security Deposit	(PLUS)	Other	(EQUALS)	Total Payment Due
$75,622.00				$250.00		$75,872.00

TERMS AND CONDITIONS

1. Lease: You ("Lessee") agree to lease from us ("Lessor") the equipment (including software license fees ("Licensed Software"), if any, "Equipment") listed above and on any attached schedule (the "Lease"). You authorize us to adjust Lease Payments by up to 6% if the Equipment cost or taxes differ from the supplier's estimate. Further, we may adjust the Lease Payments set forth herein in an amount proportionate to any increase (from the date we calculated your Lease Payments to the date we countersign the Lease) in the Interpolated like-term Interest Rate Swap as published in the ICE Report Center daily update referencing USD Rates 1100 (https://theice.com/marketdata/reports/180. The Lease starts on the day the Equipment is delivered to you ("Commencement Date") and the Lease Payments shall be payable in advance beginning on the Commencement Date or any later date we designate and thereafter until all fully paid. If we designate Lease Payments to begin after the Commencement Date, you will pay an interim Lease Payment for Equipment use for the period from the Commencement Date until the first Lease Payment due date, calculated on the amount of the Lease Payments, the number of days in the period, and a 360 day year. Your Lease obligations are absolute, unconditional, and are not subject to cancellation, reduction, setoff or counterclaim. You agree to pay a fee of up to $ 250.00 to reimburse our expenses for preparing financing statements, other documentation costs and ongoing administration costs during the Lease term. Security deposits are non-interest-bearing and may be applied to cure a Lease default. If you are not in default, we will return your deposit when the Lease ends, without interest, unless otherwise required by law. If a payment is not made when due, you will pay us a late charge of 5% for each payment or $10.00, whichever is greater. We may charge you a fee of $25.00 for any check that is returned. You agree that no one is authorized to waive or change any lease term or provision.

2. Title: Unless you have a $1.00 purchase option, we will have Equipment title, other than for Licensed Software you don't own. If you have a $1.00 purchase option and/or the Lease is deemed to be a security agreement, you grant us a security interest in the Equipment and all proceeds, and authorize us to file financing statements on your behalf.

3. Equipment Use, Maintenance and Warranties: We are leasing the Equipment to you "AS-IS" AND MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. We transfer to you any manufacturer warranties. You must, at your cost, keep the Equipment in good working condition. If Lease Payments include third-party maintenance and/or service costs, you agree that (i) we are not responsible to provide the maintenance or service, (ii) you will make all maintenance and service related claims to the third party, and (iii) any maintenance or service claims will not impact your Lease Payment obligations. The Equipment cannot be moved from the location above without our prior written consent. We may inspect the Equipment during the Lease term.

4. Assignment: You agree not to transfer, sell, sublease, assign, pledge or encumber the Equipment or any rights under this Lease without our prior written consent, and if you do, you will still be fully responsible for all your Lease obligations. You agree that we may sell, assign, or transfer ("Transfer") the Lease to a third party, and the third party will have our Transferred rights, but none of our obligations, and such rights will not be subject to any claims, defenses, or setoffs that you may have against us or any supplier.

5. Risk of Loss and Insurance: You shall bear all risk of Equipment loss or damage. If any such loss or damage occurs you still must satisfy all of your Lease obligations. You will (i) keep the Equipment insured against all risks of loss or damage for an amount equal to its replacement cost, (ii) list us as the insurance sole loss payee and (iii) give us written proof of the insurance. If you do not provide such insurance, we have the right, without obligation, to obtain such insurance and add an insurance fee (which may include a profit) to the amount due from you. We have no responsibility for any Equipment losses or injuries and you will reimburse us and defend us against any such claims, which obligation will survive Lease termination. You will obtain and maintain comprehensive public liability insurance naming us as an additional insured with coverages and amounts acceptable to us.

6. Taxes: You agree to pay when due, either directly or as reimbursement to us, all taxes (i.e., sales, use and personal property) and charges in connection with ownership and use of the Equipment. We may charge you a processing fee for administering property tax filings. You will indemnify us on an after-tax basis, on demand, against the loss or unavailability of any lessor-anticipated Equipment ownership tax benefits caused by any of your acts or omissions.

7. End of Lease: Unless you have a $1.00 purchase option, you will give us at least 90 days but not more than 180 days written notice (to our address below) before the initial Lease term (or any renewal term) expiration of your intention to purchase or return the Equipment, whereupon you may: a) purchase all, but not less than all, of the Equipment as indicated above or b) return it in good working condition at your cost how, when and where we direct. Any FMV purchase option amount will be determined by us based on the Equipment's in place value. If you don't notify us, or if you don't a) purchase or b) return the Equipment as provided herein, this Lease will automatically renew at the same payment amount for consecutive 180-day periods. If the equipment includes any Licensed Software you hereby agree to assign the related License Agreement to us without reservation of any rights by you. If the licensor's consent is required to properly assign the License to us, you will assist us in obtaining such consent.

8. Default and Remedies: You are in default on this Lease if: a) you fail to pay a Lease Payment or any other amount when due; or b) you breach any other obligation under the Lease or any other lease with us; or c) the Lessee principal owner or any Lease guarantor dies; or d) you or any guarantor becomes insolvent, merges, or is sold. Upon default, we may: a) declare the entire balance of unpaid Lease Payments for the full Lease term immediately due and payable; b) sue you for and receive the total amount due on the Lease plus the Equipment's anticipated end-of-Lease fair market value ("FMV") or fixed price purchase option (the "Residual") with future Lease payments and Residual discounted to the date of default at the lesser of the implicit rate of this Lease or the rate then available for U.S. Treasury Bills having an average life equal to the remaining term of this Lease, per year, plus reasonable collection and legal costs; c) charge you interest on all monies due at the rate of 18% from the date of default; d) require you to immediately return the Equipment to us or we may peaceably repossess it. Any return or repossession will not be considered a Lease termination or cancellation. If the Equipment is returned or repossessed we may sell or re-rent the Equipment at terms we determine, at one or more public or private sales, with or without notice to you, and apply the net proceeds (after deducting any related expenses) to your obligations. You remain liable for any deficiency with any excess being retained by us.

9. Miscellaneous: You acknowledge that, if you seek cost-based reimbursement under state, federal or other public health reimbursement programs for any items covered by this Agreement, it is your obligation to properly allocate the payments you make in your cost reports between the equipment, consumables and/or any services. Upon your written request, we will provide you with a detailed outline of the components of your payment(s). You agree the Lease is a Finance Lease as defined in Article 2A of the Uniform Commercial Code ("UCC"). You acknowledge we have given you the Equipment supplier's name. We hereby notify you that you may have rights under the supplier's contract and may contact the supplier for a description of those rights. This lease was made in Massachusetts ("MA"); is to be performed in MA and shall be governed and construed in accordance with the laws of MA. You consent to the non-exclusive jurisdiction, personal or otherwise, in any state or federal court in MA and waive trial by jury. You agree (i) to waive any and all rights and remedies granted to you under UCC Sections 2A-508 through 2A-522, (ii) that the Equipment will only be used for business purposes and not for personal, family or household use and (iii) that a facsimile copy of the Lease and each related document may be treated as an original and will be admissible as legal evidence thereof.

LESSEE SIGNATURE

You agree that this is a non-cancelable lease. The Equipment is: New

Signature X DocuSigned by: Ashley Sweat	Date October 5, 2020
Title Owner	
Print Name Ashley Sweat	
Legal Name of Corporation Chattahoochee Physicians Laboratory Services LLC	

GUARANTY

I unconditionally guaranty prompt payment of all the Lessee's obligations. The Lessor is not required to proceed against the Lessee or the Equipment or enforce other remedies before proceeding against me. I waive notice of acceptance and all other notices or demands of any kind to which I may be entitled. I consent to any extensions or modification granted to the Lessee and the release and/or compromise of any obligations of the Lessee or any other guarantors without releasing me from my obligations. This is a continuing guaranty and will remain in effect in the event of my death and may be enforced by or for the benefit of any assignee or successor of the Lessor. **This guaranty is governed by and constituted in accordance with the Laws of the Commonwealth of Massachusetts and I consent to non-exclusive jurisdiction in any state or federal court in Massachusetts and waive trial by jury.**

Signature DocuSigned by: Ashley Sweat	Date October 5, 2020
Ashley Sweat Print Name	

LESSOR

Thermo Fisher Financial Services, Inc. Lease Processing Center, 168 Third Ave, Waltham MA 02451 PHONE: 800-986-9731 FAX: 800-952-4490	
Commencement Date 12/7/2020	Lease Number 500-50165227
Accepted By DocuSigned by: Amy Callahan	

ACCEPTANCE

The Equipment has been received, and installed and accepted for the purposes of this Lease. You agree that we may, at our discretion, confirm by telephone your acceptance of the equipment.

Signature DocuSigned by: Ashley Sweat	Date December 7, 2020
Print Name Ashley Sweat	Title Owner

ThermoFisher SCIENTIFIC

Lease Agreement

CERTIFICATE OF INCUMBENCY

between : **Thermo Fisher Financial Services Inc.**, as Lessor
located at: 168 Third Avenue, Waltham, MA 02451
and **Chattahoochee Physicians Laboratory Services LLC**, as Lessee
located at: 1122 Cambridge Square, Alpharetta GA 30009
Lease Agreement No: 500-50165227 dated as of : October 5, 2020

The undersigned Officer of the Company certifies that as of and since the date first set forth above: (a) the signature appearing opposite the name of the below named officer is the genuine signature of such officer; and (b) such person has the power and authority to execute any and all documents on behalf of the Company relating to the above referenced transaction and to bind the Company to perform in accordance with the terms thereof.

NAME OF OFFICER	OFFICE	SIGNATURE OF OFFICER
X Ashley Sweat	X Owner	X DocuSigned by: Ashley Sweat 1C82510044FE400...

IN WITNESS WHEREOF, the below named Officer of the Company has set their hand this 5th day of October

OFFICER'S COUNTERSIGNATURE:

X DocuSigned by: Danielle Bauer A7769730DFB1483...

Danielle Bauer Director Administrative Services

(Please print name and title)

ALTERNATIVE BIOMEDICAL SOLUTIONS

Sales Quote - Quote Olympus Plus Capital Acquisition Plan (CAP)

Prepared For:
Chattahoochee Physician Services
1122 Cambridge Square Suite E
Alpharetta GA 30009
Ashley Sweat
904-742-8744

From:
Alternative Biomedical Solutions
Derek Schepel
1600 Wallace Drive
Suite 100
Carrollton, TX 75006
www.altbio.com
469.758.7983 - C
972.361.1480 - F
dschepel@altbio.com

Quote #: *ChattaAUCAP2.9* **Date:** 2/9/2021

*quote expires (30) days from above date

QUANTITY	DESCRIPTION		UNIT PRICE	TOTAL:
1	AU640 - per month for 36 months		$ 1,311.87	$ 1,311.87
1	AU640 Buyout - at conclusion of month 36		$ 1.00	$ 1.00
	- after 36 monthly payments and the final $1.00 buyout, equipment title will transfer to Customer. All 36 payments must be made and current.			
	- during the term, the customer will purchase all reagents, calibrators, controls, and consumables at the agreed pricing from ABS.			
36	Reagent Agreement Price Package per month		2021 Q1 Monthly Price*	$ 3,966.67
	- If monthly sample volume decreases or increases more than 20% for any two consecutive quarters, a good faith negotiation to address the change will be conducted between the parties.			
			Applicable taxes are not included	
	Includes the following:			
1	Olympus AU640	Included		
1	H20 System - AU640	Included		
1	UPS - AU640	Included		
	- Onsite Operator Training - up to (3) days			
	- Onsite Service - Business Hours - Mon.-Fri. 8am-5pm (Excluding weekends & holidays.) Labor, travel and service parts included.			
	- (2) Preventative maintenance visits per year.			
	- Phone Technical Support			
	- Freight expense			

ALTERNATIVE BIOMEDICAL SOLUTIONS

Terms and Conditions:

- Requires 36 month signed contract to initiate the Capital Acquisition Program (CAP) agreement and related Reagent Pricing Agreement (RPA).
- With CAP agreement, Customer also agrees to obtain reagents, cals, controls, and consumables from ABS for initial 36 months
- After 36 months, system title transfers to Customer assuming all payments made and current. At that point, the Customer may secure additional year(s) of system service and/or RPA contract extension or terminate system system service and/or RPA with ninety (90) day written notice.
- Invoices will be generated monthly for CAP (system and service) fees in arrears.
- Invoices will be generated upon order shipment for any items included under the RPA.
- ABS will have the option to cancel the CAP and/or RPA with 10 day written notice for any delinquent invoices and invoice the CUSTOMER of CAP for remaining balance contract payments and any outstanding invoices at the time.
- ABS will retain ownership of equipment until contract buyout completed at month 36 for $1.00, assuming all payments made and current. Customer. Title will then transfer
- Customer will be responsible for cost and implementation of site requirements (electrical, water, drain etc.)
- Sample collection consumables (sample cups) NOT included.
- Customer will be responsible for remitting payment to CLIA and COLA for enrollment and any applicable annual or audit fees
- Standard terms will be issued upon completion of credit check through submission of a credit application.
- ABS does not guarantee any specific reimbursement from any government or private insurance entity, it is the customer's responsibility to obtain their specific reimbursement amounts in accordance with their contracts and business structure
- DO NOT pay from quote, a formal invoice will be issued.

ALTERNATIVE BIOMEDICAL SOLUTIONS

CAPITAL ACQUSITIONS PROGRAM (CAP) AGREEMENT AND REAGENT PRICING AGREEMENT (RPA) AGREEMENT

THIS CAPITAL ACQUISITION PROGRAM (CAP) AGREEMENT AND REAGENT PRICING AGREEMENT (RPA) ("Agreements") are made and entered into this 3rd day of _February , 2021, by and between Alternative Biomedical Solutions LLC, a Delaware Limited Liability

Chattahoochee Physician Services Company Name ("Company").

WHEREAS, ABS is in the business of leasing toxicology and chemistry measurement systems used for controlled substance monitoring and drug testing and furnishing certain related supplies and services, and Company desires to lease and obtain such systems, supplies and services from ABS, all upon the terms, covenants and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises, covenants, and undertakings herein contained, the parties agree as follows:

1. **Equipment Lease.**

(a) ABS hereby leases to Company, and Company hereby leases and rents from ABS, the equipment set forth on *Exhibit A* (the "Equipment"). Company shall use the Equipment only in connection with Company's business at

1122 Cambridge Square Suite E
Alpharetta GA 30009

(the "Location") and at no other location and for no other purpose without the prior written consent of ABS. Company agrees to exercise due care in the manner in which and the purposes for which the Equipment is used. Except as otherwise provided in this Agreement, ABS, at its own cost and expense, shall keep the Equipment in good repair and working order and shall furnish any and all parts and labor required for that purpose.

(b) As between Company and ABS, title to the Equipment shall be and at all times remain with ABS unless a buyout and title transfer is noted in the agreement. Company shall not relocate the Equipment or any portion thereof, without the prior written consent of ABS. Company shall have no right, title or interest in or to any of the Equipment other than the limited right to access and use the Equipment as provided in this Agreement, and Company shall make no alternations, additions or improvements to the Equipment without the prior written consent of ABS. Company shall (i) at all times keep the Equipment free and clear from all levies, attachments, security interests, encumbrances, liens, restrictions, charges and judicial or administrative process of every kind whatsoever (referred to collectively as "Liens"), and (ii) give ABS prompt written notice of any pending or threatened Lien affecting all or any portion of the Equipment.

(c) Company hereby assumes and shall bear the entire risk of loss of and damage to the Equipment during the Term resulting from any and every cause whatsoever during the Term. No loss of or damage to the Equipment or any part thereof shall impair any obligations Company has under this Agreement, which shall continue in full force and effect. In the event of damage of any kind whatsoever to the Equipment or any part thereof during the Term (unless the same is damaged beyond repair), Company shall, at Company's expense, place the same in good repair, condition, and working order. Any such repairs shall be made by ABS or a third party approved by ABS. If the Equipment or any part thereof is determined by Company to be lost, stolen, destroyed, or damaged beyond repair: (i) Company shall immediately pay to ABS in cash an amount equal to the replacement value of like Equipment in the condition it was in prior to it being lost, stolen, or destroyed beyond repair; and (ii) this Agreement shall terminate and Company shall become entitled to take possession of the Equipment.

(d) Company shall keep the Equipment insured against all risks of loss or damage from any cause whatsoever, for not less than the full replacement value of the Equipment and shall maintain liability insurance, both personal injury and property damage, covering the Equipment in amounts acceptable to ABS. Company shall name ABS as an additional insured and loss payee under such insurance. Company shall provide to ABS, upon request, proof of such coverage.

(e) Company agrees to and hereby does defend, indemnify and hold ABS and its affiliates, and their respective shareholders, members, owners, officers, directors, employees and agents, harmless against all claims, damages, expenses, fines, liabilities, penalties and losses of whatever nature, including attorneys' fees and court costs, by reason of Company's use of the Equipment or Supplies, or any part thereof, arising out of Company's obligations under this Agreement or any breach thereof, arising from Company's failure to comply with any applicable law, or arising from any act or negligence by Company, its affiliates, and its and their agents, employees or contractors.

(f) Company shall comply with all laws and regulations relating to, and shall promptly pay when due, all license fees, registration fees, assessments, charges, and taxes, municipal, state, and federal, including, without limitation, property taxes (but specifically excluding any taxes payable in respect to ABS's income), which may be imposed upon the ownership, possession, leasing, renting, operation, control, use, maintenance, delivery, and/or return of the Equipment.

(g) Upon the termination of this Agreement by either party per the contract terms, Company shall surrender to ABS immediately all of the Equipment in as good as condition as exists as of the Commencement Date, subject to reasonable wear and tear resulting from proper use by Company of the Equipment.

(h) ABS warrants to Company that the Equipment will be delivered and installed in good working order. The foregoing sets forth the sole warranty provided by ABS with respect to the Equipment and any Supplies and services provided by ABS or its representatives. ABS MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT.

(i) Without limiting the foregoing, ABS makes no representations or warranties with respect to any analyses, scientific methods, validations, test results, output or other data resulting from the use of the Equipment and Company hereby acknowledges that it is and will be responsible for the foregoing. Company shall comply with ABS' instructions and training regarding the use of the Equipment and Supplies and testing of samples. Company's use of any Equipment or Supplies or testing of samples in contravention of the instructions and training provided by ABS will be considered a breach of this Agreement.

2. Reagent Purchasing Agreement.

Company shall separately purchase from ABS the reagents, calibrators, controls and other consumables reasonably necessary and proper for operation of the Equipment (the "Reagents"); in addition to the Compensation paid by Company to ABS as part of the Capital Acquisition Program (CAP). As the Company purchases Reagents from ABS, ABS will charge Company for Purchased Reagents at the contracted prices. Such costs will NOT include all customary freight and delivery charges incurred by ABS in delivering the Reagents to Company at the Location.

As part of CAP agreement, Customer must purchase its committed menu of assays from ABS. If it is determined that non-ABS reagents, calibrators, controls, or consumables are being utilized on the system, ABS reserves the right to immediately cancel the agreement and invoice the Customer for the remaining CAP monthly payments.

Purchased Reagents: Please reference Reagent Pricing Agreement sheet provided by ABS to Company for exact list of items and contracted prices.

3. ABS's Obligations.

(a) ABS shall deliver to Company, in good working order at its sole cost and expense, the Equipment. ABS shall install the Equipment at the Location at a time mutually agreed to by the parties and provide Company with reasonable training in how to operate the Equipment properly. Installation and training are included. Company shall have a clean, adequate and suitable area prepared at the Location for Company to install the Equipment.

(b) Notwithstanding any provision of this Agreement to the contrary, during the Term, ABS agrees to make or arrange for repairs to the Equipment at its sole cost and expense, *if and only if* the reason for such repair is not (i) environmental conditions beyond the control of ABS; (ii) Company-induced damage, neglect, misuse, tampering or unauthorized repair or modification of the Equipment; (iii) use of the Equipment in a manner that contravenes the instructions provided by ABS or the Equipment specifications; or (iv) any act of God, flood, fire, explosion, earthquake or other natural forces. ABS will use reasonable efforts to arrange for an ABS representative to be onsite at the Location within one business day after the Company requests such a repair. All repairs to the Equipment provided by ABS under this Agreement shall be made at times mutually agreeable to the parties and on customary business days (Monday through Friday, excluding federal holidays) between the hours of 8:00 a.m. and 5:00 p.m. local time.

(c) During the Term, ABS agrees to provide Company during ABS's normal business hours telephone support related to operation of the Equipment. ABS also agrees to inspect and, if reasonably necessary, maintenance the Equipment once per year at a time mutually agreed to by the parties.

4. **Compensation to ABS**. In consideration for the Equipment leased and Reagents and Services furnished by ABS to Company and the obligations of ABS under this Agreement, Company agrees to pay to ABS the amounts set forth on ***Exhibit B*** (the "Compensation"). If Company does not pay the amount indicated within such thirty (30) day period, (a) such amount shall accrue interest at an monthly rate of one and a half (1.5%) or the maximum amount legally permissible, if higher and (b) ABS reserves the right to put Company's account on hold and refuse to furnish Service and Reagents for so long as such invoice remains unpaid.

The Compensation owed by Company to ABS will be comprised of the monthly CAP component (system, service, and financing charge) and shipped Reagents and shall be calculated in accordance with the table set forth in ***Exhibit B***.

Company agrees to submit a credit application to ABS to establish credit terms. At that time credit terms will be negotiated between ABS and Company.

5. Term and Termination.

(a) The "Initial Term" of this Agreement will be Thirty Six (36) months and shall commence on the first day after the Equipment has been delivered and verified as operational at the Location (the "Commencement Date"). At the end of the Initial Term, the Company may purchase the system for $1.00. In addition, the Company may secure Service and/or Reagent Pricing Agreements beyond the initial term at prices to be agreed upon at that time. As used in this Agreement, "Term" means the Initial Term and each Renewal Term, if any.

(b) If:

(i) Company defaults in the payment of the Compensation due to ABS under this Agreement;

(ii) Company breaches any provision of this Agreement (other than a default in the payment of the Compensation due to ABS) and such breach remains uncured for ten (10) days after ABS notifies Company in writing of the same;

(iii) Company becomes insolvent or makes an assignment for the benefit of creditors, or Company applies for or consents to the appointment of a receiver, trustee, or liquidator of Company or of all or substantially all of its assets; or

(iv) a bankruptcy petition is filed by or against Company under the United Stated Bankruptcy Code or any amendment thereto, including but not limited to a petition for reorganization, arrangement, or extension, or any other insolvency law or law providing for the relief of debtors;

then, if and to the extent permitted by applicable law, the full amount of Compensation then unpaid (remaining CAP payment balance unpaid and any outstanding Reagent invoices) shall become due and payable at the election of ABS, and ABS may, at its option, terminate this Agreement immediately, and (x) without notice or demand and without legal process, take possession of the Equipment, bill Company for all travel, labor and freight costs to take possession, whereupon all rights of Company in the Equipment shall terminate absolutely, and (y) pursue any other remedy available at law or in equity.

(c) ABS may, without cause and without penalty, terminate this Agreement upon thirty (30) days' written notice to Company.

(d) In the event of termination of this Agreement for any reason, Company shall promptly allow ABS to retrieve all Equipment and unused Reagents to return to ABS.

6. Miscellaneous

(a) Company represents and warrants to ABS that neither Company nor any of its affiliates, or any of their respective owners, shareholders, partners, members, subcontractors, employees or agents (i) is currently excluded, debarred or otherwise ineligible to participate in the Federal health care programs as defined in 42 U.S.C. § 1320a-7b(f) ("Federal health care programs"); (ii) has been convicted of a criminal offense related to the provision of healthcare items or services but has not yet been excluded, debarred, or otherwise declared ineligible to participate in the Federal health care programs; and (iii) is under investigation or otherwise aware of any circumstances which may result in being excluded from participation in the Federal health care programs. This shall be an ongoing representation and warranty during the Term, and Company agrees immediately to notify ABS of any change in the status of the representation and warranty set forth in this section. Any breach of this section shall give ABS the right to terminate this Agreement immediately for cause.

(b) The parties agree that nothing contained in this Agreement shall require either party or its representatives to make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the other party or any of its affiliates. Notwithstanding any unanticipated effect of any provision of this Agreement, the parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable federal and state laws, including 42 U.S.C. § 1320a-7b (commonly known as the Anti-Kickback Statute), 42 U.S.C. § 1395nn (commonly known as the Stark law) and any other federal or state law provision governing fraud and abuse or self-referrals under the Medicare or Medicaid programs, as such provisions may be amended from time to time.

(c) Upon the written request of the Secretary of the Department of Health and Human Services ("HHS") or the Comptroller General or any of their duly authorized representatives, ABS will make available those contracts, books, documents and records necessary to verify the nature and extent of the costs of providing goods services under this Agreement. Such inspection shall be available up to four years after the rendering of such services. If ABS carries out any of its duties under this Agreement through a subcontract with a value of $10,000 or more over a twelve month period with a related individual or organization, ABS agrees to include this requirement in any such subcontract. No attorney-client privilege or other legal privilege will be deemed to have been waived by ABS by virtue of this section.

(c) ABS may assign all of its rights and duties under this Agreement, provided that any such assignment shall not abrogate any rights of Company. Company may not assign its rights or duties under this Agreement without the prior written consent of ABS. Any such assignment by Company without the prior written consent of ABS shall be null and void.

(d) All notices and communications required or permitted under this Agreement shall be in writing and shall be given by personal delivery or delivered via a nationally-recognized overnight courier. Notices shall be delivered to the addresses set forth on the signature page and shall be deemed effective when actually received. Either party may change its notice address by written notice to the other party.

(e) All rights granted to either party by this Agreement are in addition to, and not in limitation of, any rights which it has under any other term of this Agreement, at common law, in equity, by statute, or otherwise. This Agreement shall be governed by the laws of the State of Texas, without regard to its conflicts of law provisions, and venue shall be in a state court in Dallas County. Each party hereby waives any and all rights to a trial by jury in action or proceeding based on this Agreement or related to the subject matter hereof.

(f) Each party agrees to maintain the terms and provisions of this Agreement confidential and not to disclose such terms and provisions to any individual or entity, other than as required by applicable law or regulation, or as reasonably necessary to a party's officers, directors, employees, and professional advisors. Time is of the essence. All exhibits and schedules referenced in this Agreement are incorporated as if set forth fully herein. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may not be modified except in writing. The terms, covenants, conditions, provisions, and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement. A waiver by either party of any breach or default hereunder shall be in writing and shall not constitute a waiver of any subsequent breach or default. If Company has other agreements with ABS, they appear on a master list of contracts maintained and updated centrally for ABS.

[Signatures follow on next page]

ALTERNATIVE BIOMEDICAL SOLUTIONS

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Company

CPLS

By: Danielle Baker

Name: Danielle Baker

Title: Administrator

Date: 2/11/2021

Address for Notices to Company
(No P.O. Boxes)
1122 Cambridge Sq. Ste E
Alpharetta, GA 30009

ABS

Alternative Biomedical Solutions

By: Joseph P. Coffey

Name: Joseph P. Coffey

Title: Chief Commercial Officer

Date: 2/11/2021

Address for Notices to ABS
Alternative Biomedical Solutions LLC
Attn: Janet McGrath, CFO
1600 Wallace Drive, Suite 100
Suite 100
Carrollton, TX 75006

ALTERNATIVE BIOMEDICAL SOLUTIONS

EXHIBIT A

Leased Equipment

Description of Equipment	Serial or ID Number
AU640	6093015
H20 System - AU640	TBD

ALTERNATIVE BIOMEDICAL SOLUTIONS

EXHIBIT B

Compensation

Compensation		
Number of Samples	**Cost Per Sample**	
AU640 - per month for 36 months	$	1,311.67
AU640 Buyout - at conclusion of month 36	$	1.00
Reagent Agreement Price Package per month	$	3,966.67

"Minimum Monthly Compensation" = $ 5,278.34

ThermoFisher
SCIENTIFIC

The world leader in serving science

168 Third Avenue
Waltham, MA 02451
800-986-9731 (phone)
Return to: 800-952-4490 (fax) attn: Amy Callahan or email: amy.callahan@thermofisher.com

Request for Insurance

To Our Customer/Lessee: Chattahoochee Physicians Laboratory Services LLC

Please complete this letter and return it to us so we can submit it to your insurance company/agent and they can assist us in obtaining the necessary insurance coverage as required by your lease agreement.

Request for Insurance Coverage
Date: **10/2/2020**

Lease No: 500-50165227

INSURANCE AGENT INFORMATION	LESSEE INFORMATION
Name:____________	Name: **Chattahoochee Physicians Laboratory Services LLC**
Address: ____________	Address: 1122 Cambridge Square Alpharetta GA 30009
Policy Number____________	
Agent Email: tcannon@sspins.com	
Fax:____________	
Phone: ____________	Phone:

Dear Insurer:

We have recently signed a lease agreement with **Thermo Fisher Financial Services, Inc.; 168 Third Avenue, Waltham, MA 02451**. As part of that agreement, we have agreed to provide insurance for the following leased property:

KingFisher (5400630); IQOQ (A29084); QS12K TAC (4471089); IQOQ (4471981); AV (A34087); TRN00302.

S5 (A38194); Chef (4484177); Qubit (A45926); AV (A42904); Veriti (4375786); IQOQ (A29081); Freight.

which has a value of: $378,109.72

Please name "Thermo Fisher Financial Services, Inc. and its assigns" as additional insured and loss payee on all fire, extended coverage, vandalism and burglary/theft insurance as well as liability insurance for at least $500,000.00 combined single limit for bodily injury and property damage, and ensure that coverage exceeds the value named above. A loss payable endorsement to the benefit of Thermo Fisher Financial Services, Inc. and its assigns is required. A certificate of insurance noting the above, as well as the policy number, expiration date and a 30-day cancellation clause to Thermo Fisher Financial Services, Inc. and its assigns should be forwarded to them at the above address and fax number. In order for us to be in compliance with our lease, we request you to forward this information within the next ten days, along with a copy of this letter. Thank you.

Lease Agreement No: 500-50165227 dated October 5, 2020

LEASE AGREEMENT ADDENDUM

This Lease Agreement Addendum ("Addendum") is made part of and amends that certain Lease Agreement dated as of October 5, 2020 ("Agreement") by and between Thermo Fisher Financial Services Inc. ("Lessor") and Chattahoochee Physicians Laboratory Services LLC ("Lessee"). Unless otherwise defined herein, capitalized terms shall have the definition set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound and pursuant to the terms and conditions of the Agreement, it is hereby agreed as follows:

1. The following shall be added to the Agreement as an additional event of default: "Lessee shall be in default of the Agreement in the event Lessee revokes its authorization for direct debit such that Lessor may no longer direct debit Lessee's account for all payments owing under this Agreement."

2. It is expressly agreed by the parties that this Addendum is supplemental to the Agreement which is by reference made a part hereof and all the terms and conditions and provisions thereof, unless specifically modified herein, are to apply to this Addendum and are made a part of this Addendum as though they were expressly rewritten.

3. In the event of any conflict, inconsistency or incongruity between the provisions of this Addendum and any of the provisions of the Agreement, the provisions of this Addendum shall in all respects govern and control.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed on the dates set forth below.

Dated: October 5, 2020

LESSEE Chattahoochee Physicians Laboratory Services LLC

By: Ashley Sweat

Print name: Ashley Sweat

Title: Owner

Dated: 12/7/2020

LESSOR: Thermo Fisher Financial Services Inc

By: Amy Callahan

Print name: Amy Callahan

Title: Senior Manager, Sales Operations


United States
Department of State
USA
SEE PAGE 27
P<USASWEAT<<ASHLEY<CLAY<<<<<<<<<<<<<<<<<<<<<<
6456682849USA7708095M2904180422623593<192088

Envelope Workflow

Step Number	Description	Completed By:
1-Sender	Send docs to customer.	DocuSigned by: Kelly Rogers 533572BA88DD488... October 2, 2020
Step 20	Countersign Contract	DocuSigned by: Amy Callahan 62C284EB1EFF474... October 13, 2020
Step 30	Send Lease Addendum or Review invoices and sends D&A to Customer.	DocuSigned by: Amy Callahan 62C284EB1EFF474... December 4, 2020
Step 40	Countersign documents and upload invoices, etc.	Upload supporting file(s): No